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                                                                    EXHIBIT 10.u

                       AMENDMENT TO STOCK PURCHASE AGREEMENT


        AMENDMENT dated as of May 21, 1997 between Masco Corporation, a Delaware corporation ("Masco"), and MascoTech, Inc., a Delaware corporation ("MSX").

        WHEREAS, Masco and MSX are parties to a Stock Purchase Agreement, dated as of December 23, 1991 (the "Agreement"), whereby Masco purchased from MSX the fifty percent equity interest in Masco Capital Corporation, a Delaware corporation ("Masco Capital"), owned by MSX;

        WHEREAS, a portion of the aggregate purchase price payable by Masco to MSX (the "Additional Payment") under the Agreement is based on Incremental Value, which, in turn is based on a Valuation;

        WHEREAS, pursuant to Section 10 of the Agreement, the Oversight Committees of the Boards of Directors of Masco and MSX (the "Oversight Committees") elected to defer payment of the Additional Payment until after a September 30, 1996 determination of the Valuation and the Incremental Value; and

        WHEREAS, the Boards of Directors of each of Masco and MSX, acting with the concurrence and based upon the recommendations of their respective Oversight Committees, have decided to again defer the Additional Payment until after December 31, 1996 and to continue the authority of the Oversight Committees in accordance with the terms of this Amendment.

        NOW, THEREFORE, the parties hereto agree as follows:

        1. Capitalized Terms. Unless indicated otherwise, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Agreement.

        2. Determinations. The determinations of Valuation and Incremental Value will be made as of September 30, 1997, or such later date as the Oversight Committees may from time to time jointly determine.

        3. Payment. The Additional Payment owing by Masco to MSX, if any, shall be paid within thirty (30) days after the Oversight Committees jointly determine the Valuation and Incremental Value.

        4. Effect. This Amendment shall have the effect of modifying the Agreement, and except as modified, all of the provisions of the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

MASCO CORPORATION                         MASCOTECH, INC.


By /s/Robert B. Rosowski                   By /s/Timothy Wadhams
   ---------------------------                ---------------------------
   Robert B. Rosowski                         Timothy Wadhams
   Vice President - Controller                Vice President - Controller
        and Treasurer                               and Treasurer